Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated March 4, 2026, with respect to the consolidated financial statements of Lanteris Space Holdings, LLC, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

June 2, 2026